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                                                                  Exhibit 23 (d)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 21, 2000, except as to Note 3 and Note 20, which are as of December 15, 2000, relating to the financial statements and financial statement schedule of Bindley Western Industries, Inc., which appear in Cardinal Health, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2001.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Indianapolis, Indiana
June 28, 2002